PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 9, 1997)

                                  $500,000,000

                                   NEWELL CO.

                          MEDIUM-TERM NOTES, SERIES A,
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                               ------------------

    Newell Co. (the "Company") may offer from time to time up to $500,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies, of its Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue (the "Notes"). Such aggregate initial offering price is subject to reduction as a result of the sale by the Company of other Securities described in the accompanying Prospectus. Each Note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, as specified in the applicable Pricing Supplement. In addition, each Note may be denominated and/or payable in United States dollars or a foreign or composite currency, as specified in the applicable Pricing Supplement. The Notes, other than Foreign Currency Notes, will be issued in minimum denominations of $1,000 and integral multiples thereof, except as otherwise specified herein or in the applicable Pricing Supplement, while Foreign Currency Notes will be issued in the minimum denominations specified in the applicable Pricing Supplement.

                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" ON PAGE S-3 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR
     ANY SUPPLEMENT    HERETO. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                           AGENT'S DISCOUNTS
                                          PRICE TO                AND                PROCEEDS TO
                                         PUBLIC(1)         COMMISSIONS(1)(2)       COMPANY (1)(3)
Per Note..........................          100%              .125%-.750%          99.875%-99.250%
Total(4)..........................      $500,000,000      $625,000-$3,750,000   $499,375,000-$496,250,000

(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., First Chicago Capital Markets, Inc. or Morgan Stanley & Co. Incorporated (each, an "Agent," and collectively, the "Agents"), may purchase Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent, or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and an Agent, such Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its stated maturity (or Initial Interest Rate Period, in the case of Remarketed Notes), sold through such Agent. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. See "Plan of Distribution."

(2) The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

(3) Before deducting expenses payable by the Company estimated at $635,000.

(4) Or the equivalent thereof in one or more foreign or composite currencies.
                         ------------------------------

    The Notes are being offered on a continuous basis by the Company to or through the Agents. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or an Agent, if it solicits the offer on an agency basis, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution.'
                           --------------------------

MERRILL LYNCH & CO.
          CHASE SECURITIES INC.
                     FIRST CHICAGO CAPITAL MARKETS, INC.
                                                      MORGAN STANLEY DEAN WITTER
                                ---------------

            The date of this Prospectus Supplement is June 9, 1997.

(CONTINUED FROM PREVIOUS PAGE)

    Unless otherwise specified in the applicable Pricing Supplement, Notes will bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and whether the rate of interest thereon is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier. Interest on each Floating Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable Pricing Supplement, and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on January 1 and July 1 of each year and on the Maturity Date. The Notes may be issued as Remarketed Notes in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, bearing interest initially at the rate and through the date set forth in the applicable Pricing Supplement (the "Initial Interest Rate Period"). Thereafter, each Remarketed Note will bear interest at rates established as described herein in either the Short Term Rate Mode or the Long Term Rate Mode. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate. See "Description of Notes."

    The interest rate, or formula for the determination of the interest rate, if any, applicable to each Note and the other variable terms thereof will be established by the Company on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

    Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or in certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners).

    IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED PRICE BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                            ------------------------

                                  RISK FACTORS

    THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL OF THE RISKS OF AN INVESTMENT IN NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED OR PAYABLE IN OR DETERMINED BY REFERENCE TO A CURRENCY OR COMPOSITE CURRENCY OTHER THAN UNITED STATES DOLLARS OR TO ONE OR MORE INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS. THE COMPANY AND THE AGENTS DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THEY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS OR TRANSACTIONS INVOLVING THE APPLICABLE INTEREST RATE INDEX OR CURRENCY INDEX OR OTHER INDICES OR FORMULAS.

STRUCTURE RISKS

    An investment in Notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more currencies or composite currencies (including exchange rates and swap indices between currencies or composite currencies), commodities, interest rates or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by the Company at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that the investor could lose all or a substantial portion of principal and/or premium, if any, payable on the Maturity Date (as defined under "Description of Notes--General"). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

    Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on such Notes.

    The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the continued liquidity of such market if one develops. See "Plan of Distribution."

    The secondary market for such Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Foreign Currency Notes (as defined under "Description of Notes--General") entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the applicable foreign currency or composite currency and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. Such risks generally depend on factors over which the Company has no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to Foreign Currency Notes contains a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified. In recent years, rates of exchange between the United States dollar and foreign currencies or composite currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the foreign currency or composite currency in which a Foreign Currency Note is payable against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Foreign Currency Note, in the United States dollar-equivalent value of the principal and premium, if any, payable on the Maturity Date of such Foreign Currency Note, and, generally, in the United States dollar-equivalent market value of such Foreign Currency Note.

    Governments or monetary authorities have imposed from time to time, and may in the future impose or revise, exchange controls at or prior to the date on which any payment of principal of, or premium, if any, or interest, if any, on, a Foreign Currency Note is due, which could affect exchange rates as well as the availability of the foreign currency or composite currency in which such payment is to be made on such date. Even if there are no exchange controls, it is possible that the foreign currency or composite currency in which a payment in respect of any particular Foreign Currency Note is to be made would not be available on the applicable payment date due to other circumstances beyond the control of the Company. In such cases, the Company will be entitled to satisfy its obligations in respect of such Foreign Currency Note in United States dollars. See "Special Provisions Relating to Foreign Currency Notes--Payment Currency."

CREDIT RATINGS

    Any credit ratings assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of such Notes in light of their particular circumstances.

                              DESCRIPTION OF NOTES

    The Notes will be issued as a series of Debt Securities under an Indenture, dated as of November 1, 1995, as amended or supplemented from time to time (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby unless otherwise specified herein or in the applicable Pricing Supplement.

GENERAL

    The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $500,000,000 aggregate initial offering price of Notes offered hereby.

    All Debt Securities, including the Notes, issued and to be issued under the Indenture will be unsecured general obligations of the Company and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized. The Indenture does not limit the amount of unsecured indebtedness which the Company or its subsidiaries may incur. Substantially all of the consolidated accounts payable represent obligations of the Company's subsidiaries, and as of March 31, 1997, the aggregate principal amount of money borrowed by the Company's subsidiaries was approximately $58.9 million (the current portion of which was approximately $54.5 million).

    The Notes are currently limited to up to $500,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. The Notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue (each, a "Stated Maturity Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

    The Notes may be issued as Notes which will initially bear interest at a fixed rate or floating rate as set forth in the applicable Pricing Supplement through the date set forth in the applicable Pricing Supplement (the "Initial Interest Rate") and for each interest rate period (each an "Interest Rate Period") thereafter will bear interest at a fixed or floating rate as described under "Special Provisions Relating to Remarketed Notes" ("Remarketed Notes"). Unless otherwise specified in the applicable Pricing Supplement, Remarketed Notes will not be subject to optional redemption by the Company or optional repayment at the option of the Holders thereof prior to the expiration of the applicable Initial Interest Rate Period. After the Initial Interest Rate Period, Remarketed Notes may bear interest for any Interest Rate Period in the Short Term Mode or the Long Term Mode as determined by the Company. See "Special Provisions Relating to Remarketed Notes."

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in, one or more foreign currencies or composite currencies ("Foreign Currency Notes"). See "Special Provisions Relating to Foreign Currency Notes--Payments of Principal, Premium, if any, and Interest, if any." The currency or composite currency in which a Note is denominated, whether United States dollars or otherwise, is herein referred to as the "Specified Currency." References herein to "United States dollars", "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").

    Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The Agents are prepared to arrange for the conversion of United States dollars into the Specified Currency in which the related Foreign Currency Note is denominated in order to enable the purchaser to pay for such Foreign Currency Note, provided that a request is made to the applicable Agent on or prior to the fifth Business Day (as hereinafter defined) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such Agent. Each such conversion will be made by an Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

    Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

    Except as provided below in this paragraph concerning Remarketed Notes, each Note will be issued in fully registered form as a Book-Entry Note or a Certificated Note. The authorized denominations of each Note other than a Foreign Currency Note or a Remarketed Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while the authorized denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement. Remarketed Notes will be issued only as Book-Entry Notes in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

    Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes will be made by the Company through the Trustee to the Depositary. See "--Book-Entry Notes." In the case of Certificated Notes, payment of principal and premium, if any, due on the Stated Maturity Date or any prior date on which the principal, or an installment of principal, of each Certificated Note becomes due and payable, whether by the declaration of acceleration, notice of redemption at the option of the Company, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal repayable on such date) will be made in immediately available funds upon presentation and surrender thereof at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York (or, in the case of any repayment on an Optional Repayment Date, upon presentation of such Certificated Note and a duly completed election form in accordance with the provisions described below). Payment of interest, if any, due on the Maturity Date of each Certificated

Note will be made to the person to whom payment of the principal and premium, if any, shall be made. Payment of interest, if any, due on each Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date will be made at the office or agency of the Company referred to above maintained for such purpose or, at the option of the Company, may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes--Payments of Principal, Premium, if any, and Interest, if any."

    As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes the payment of which is to be made in a currency or composite currency other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing such currency or composite currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

    "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the related Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

    Book-Entry Notes may be transferred or exchanged only through the Depositary. See "--Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York. No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

REDEMPTION AT THE OPTION OF THE COMPANY

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity Date only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. Remarketed Notes may be redeemable at the option of the Company as set forth under "Special Provisions Relating to Remarketed Notes." See also "--Original Issue Discount Notes."

REPAYMENT AT THE OPTION OF THE HOLDER

    The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. Remarketed Notes may be repayable by the Company at the option of the Holders thereof as set forth under "Special Provisions Relating to Remarketed Notes." See also "-- Original Issue Discount Notes."

    Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or

Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "-- Book-Entry Notes."

    If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

    The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

    GENERAL

    Unless otherwise specified herein or in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

    Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, (i) a "Record Date" for Notes other than Remarketed Notes shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date; and (ii) a "Record Date" for Remarketed Notes shall be as set forth under "Special Provisions Relating to Remarketed Notes."

    For information with respect to interest on Remarketed Notes, see "Special Provisions Relating to Remarketed Notes."

    FIXED RATE NOTES

    Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on January 1 and July 1 of each year (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

    FLOATING RATE NOTES

    Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Period and Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Index Currency, if any, and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

    The interest rate borne by the Floating Rate Notes will be determined as follows:

        (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or as having an Addendum attached or having "Other/Additional Provisions" apply, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

        (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

       (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

    The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The

"Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

    Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

    Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate,
(vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/ Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month);
(iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

    The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as hereinafter defined). The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

    A Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year, (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

    All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (E.G., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

    With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating

Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, The Chase Manhattan Bank will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

    Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

    CD RATE.

    Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

    CMT RATE.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . .Treasury Constant Maturities. . .Federal Reserve Board Release H.15. . .Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest

Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

    COMMERCIAL PAPER RATE.

    Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper" or, if no longer available, such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization. In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

    "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                            D X 360
Money Market Yield =    --------------   X 100
                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

    ELEVENTH DISTRICT COST OF FUNDS RATE.

    Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of

Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

    FEDERAL FUNDS RATE.

    Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

    LIBOR.

    Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

        (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

        (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

    "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

    PRIME RATE.

    Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the United States banks).

    TREASURY RATE.

    Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

    Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Maturity Date or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

    The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

ORIGINAL ISSUE DISCOUNT NOTES

    The Company may offer Notes ("Original Issue Discount Notes") from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e. par). Original Issue Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of an Original Issue Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of an Original Issue Discount Note, the amount payable to the Holder of such Original Issue Discount Note will be equal to the sum of
(i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Original Issue Discount Note (if applicable), multiplied by the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on such Original Issue Discount Note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity, as the case may be.

    Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an Original Issue Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Original Issue Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Original Issue Discount Note and an assumption that the maturity of such Original Issue Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for an Original Issue Discount Note (the "Initial Period") is shorter than the compounding period for such Original Issue Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Original Issue Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Original Issue Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations" herein.

INDEXED NOTES

    Notes may be issued with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more specified currencies (including a composite currency such as the ECU) relative to an indexed currency or to other price(s) or exchange rate(s) ("Indexed Notes"), in each case as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors."

BOOK-ENTRY NOTES

    The Company has established a depositary arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

    Upon issuance, all Book-Entry Notes up to $200,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, currency of denomination and payment, Interest Payment Dates (if any), Stated Maturity Date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

    So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferrable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

    Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary is at any time unwilling, unable or ineligible to continue in its capacity as Depositary and a successor depositary is not appointed by the Company within 60 days of the date the Company is so informed in writing, (ii) the Company in its sole discretion determines that the Global Securities shall be exchangeable for Certificated Notes or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such Notes. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

    The following is based on information furnished by the Depositary:

    The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each $200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will by governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

    Principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

    The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

    The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

                SPECIAL PROVISIONS RELATING TO REMARKETED NOTES

    The following description of the terms of the Remarketed Notes supplements the description of the Notes set forth above under "Description of Notes" with respect to Notes issued as Remarketed Notes.

INTEREST

    GENERAL. Each Remarketed Note initially will earn interest at the Initial Interest Rate for the Initial Interest Rate Period specified in the applicable Pricing Supplement. Thereafter, unless otherwise specified in the applicable Pricing Supplement, each Remarketed Note will earn interest at the Company's option in either the Short Term Rate Mode or the Long Term Rate Mode (collectively, "Interest Rate Modes"), in each case as described below under "Interest Rate Modes." A Remarketed Note will have Interest Rate Periods of 365 days or less ("Short Term Rate Periods") if in the Short Term Rate Mode and more than 365 days ("Long Term Rate Periods") if in the Long Term Rate Mode. Unless otherwise specified in the applicable Pricing Supplement, each Remarketed Note may bear interest at different rates and have different Interest Rate Modes, Interest Rate Periods and other terms as described herein.

    Following the Initial Interest Rate Period, the interest rate for each Remarketed Note will be established by a remarketing agent (the "Remarketing Agent") selected by the Company or otherwise as specified herein. While a Remarketed Note is in the Short Term Rate Mode, it will earn interest during each Short Term Rate Period at fixed rates established by the Remarketing Agent on the first day of such Short Term Rate Period as described below under "Interest-Determination of Interest Rates, Spreads and Spread Multipliers." While a Remarketed Note is in the Long Term Rate Mode, it will earn interest during each Long Term Rate Period at fixed rates established by the Remarketing Agent prior to the commencement of such Long Term Rate Period and/or rates established on the Interest Rate Adjustment Date (as defined below) for such Long Term Rate Period and reset at intervals established by the Remarketing Agent with the consent of the Company prior to the commencement of such Long Term Rate Period by reference to an Interest Rate Basis or Interest Rate Bases established by the Company prior to the commencement of such Long Term Rate Period as adjusted by a Spread, if any, and a Spread Multiplier, if any, established prior to the commencement of such Long Term Rate Period by the Remarketing Agent, in each case as specified below under "Interest-Determination of Interest Rates, Spreads and Spread Multipliers" and "--Determination of Floating Interest Rates."

    Interest on each Remarketed Note during the Initial Interest Rate Period will be payable on the Interest Payment Dates to holders on the applicable Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Record Date during the Initial Interest Rate Period will be the Business Day next preceding the applicable Interest Payment Date during such period. Thereafter, unless otherwise specified in the applicable Pricing Supplement, the Record Date for each Interest Payment Date will be (y) in the case of each Short Term Rate Period, the Business Day next preceding such Interest Payment Date, and (z) in the case of each Long Term Rate Period, the fifteenth day (whether or not a Business Day) prior to such Interest Payment Date. Also, after the Initial Interest Rate Period, unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Remarketed Notes will be determined as follows: (i) interest with respect to each Short Term Rate Period will be payable on the Business Day next following such Short Term Rate Period; and (ii) interest with respect to each Long Term Rate Period will be payable no less frequently than semiannually on such dates as are established by the Remarketing Agent prior to the commencement of each Long Term Rate Period in the case of a fixed interest rate, and as described below under "--Determination of Floating Interest Rates" in the case of a floating interest rate.

    Interest on each Remarketed Note will be computed during the Initial Interest Rate Period as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, (i) interest earned during a Short Term Rate Period and interest earned at a floating rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360 (or over the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate), and (ii) interest on Remarketed Notes bearing interest at a fixed rate during a Long Term Rate Period will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

    All percentages resulting from any calculation of floating interest rates on Remarketed Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (E.G., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation of floating interest rates on Remarketed Notes will be rounded to the nearest cent.

    Payments of principal of, and interest on, Remarketed Notes will be made by the Company through the Trustee to the Depositary. See "Description of Notes--Book-Entry Notes" above and "--Purchase and Redemption of Remarketed Notes--Special Mandatory Purchase" below.

    DETERMINATION OF INTEREST RATES, SPREADS AND SPREAD MULTIPLIERS. The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for each Remarketed Note following the Initial Interest Rate Period will be adjusted by the Remarketing Agent on the first day of each succeeding Interest Rate Period, which must be a Business Day (each, an "Interest Rate Adjustment Date"), and will be the minimum interest rate and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of the Remarketing Agent to produce a par bid in the remarketing of such Remarketed Note for such Interest Rate Period. Each remarketing will take place at the times described below under "--Interest Rate Modes." The floating interest rate for any Long Term Rate Period for any Remarketed Note will be determined in the manner discussed below under "-- Determination of Floating Interest Rates."

    In the event that (i) the Remarketing Agent for any Remarketed Note has been removed or has resigned and no successor has been appointed, or (ii) the Remarketing Agent for such Remarketed Note has failed to announce the appropriate interest rate, Spread or Spread Multiplier, as the case may be, on the Interest Rate Adjustment Date for such Remarketed Note for whatever reason, or (iii) the appropriate interest rate, Spread, Spread Multiplier or Interest Rate Period cannot be determined for such Remarketed Note for whatever reason, then in each case (x) the Interest Rate Period for such Remarketed Note will be converted automatically to a Weekly Rate Period (a Short Term Rate Period described below) and the rate of interest thereon will be equal to the rate per annum announced by The First National Bank of Chicago (or such other nationally recognized bank located in the United States as the Company may select and notify the Trustee in writing) as its prime lending rate (such rate of interest being referred to herein as the "Special Interest Rate") and (y) such Remarketed Note will be subject to Special Mandatory Purchase. See "--Purchase and Redemption of Remarketed Notes" below.

    The interest rate on the Remarketed Notes will not exceed the "Maximum Rate," which, unless otherwise indicated in the applicable Pricing Supplement, is defined to mean 15% per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

    After any Interest Rate Adjustment Date, any beneficial owner of Remarketed Notes ("Beneficial Owner") may contact the Trustee or the Remarketing Agent in order to be advised of the following information relating to the terms established for such Remarketed Notes on such Interest Rate Adjustment Date: the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Beneficial Owner's Remarketed Notes. Except as described below under "--Determination of Floating Interest Rates" with respect to Remarketed Notes earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) will be given to Beneficial Owners.

    The interest rate, Spread (if any) and Spread Multiplier (if any) announced by the Remarketing Agent, as well as the other matters disclosed to holders and prospective purchasers of Remarketed Notes as described below under "--Determination of Floating Interest Rates," absent manifest error, will be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

INTEREST RATE MODES

    The Short Term Rate Mode and the Long Term Rate Mode, and conversion from one Interest Rate Mode to another and among Interest Rate Periods within a particular Interest Rate Mode, are described below.

    SHORT TERM RATE MODE. The Interest Rate Period for each Remarketed Note in the Short Term Rate Mode will be a Short Term Rate Period, which will be a period of not less than one nor more than 365 consecutive calendar days, as determined by the Company (as described below under "--Conversion Between Short Term Rate Periods") or, if not so determined, a Weekly Rate Period. Each Short Term Rate Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Remarketed Note, which day must be a Business Day and will be the Interest Adjustment Date for such next Interest Rate Period. The interest rate for any Short Term Rate Period relating to a Remarketed Note will be a fixed rate determined not later than 12:00 p.m., New York City time, on the Interest Rate Adjustment Date for such Short Term Rate Period.

    A Weekly Rate Period is a Short Term Rate Period and will be a period of seven days commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period for such Remarketed Note.

    LONG TERM RATE MODE. The Interest Rate Period for each Remarketed Note in the Long Term Rate Mode will be a Long Term Rate Period, which will be a period of more than 365 consecutive days and less than the remaining term of such Remarketed Note established by the Company upon notice to the Remarketing Agent and the Trustee not less than eleven (11) Business Days prior to the applicable Interest Rate Adjustment Date. Each Long Term Rate Period will commence on the Interest Rate Adjustment

Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Remarketed Note, which day must be a Business Day and will be the Interest Adjustment Date for such next Interest Rate Period; however, the last day of each Long Term Rate Period must end on the day prior to the last Interest Payment Date for such period. The interest rate for any Long Term Rate Period for a Remarketed Note will be a fixed rate or a floating rate determined not later than 4:00 p.m., New York City time, on the third Business Day preceding the Interest Rate Adjustment Date for such Long Term Rate Period.

DETERMINATION OF FLOATING INTEREST RATES

    The floating interest rate for any Long Term Rate Period for any Remarketed Note will be determined as provided above under "Description of Notes-Interest" with respect to Floating Rate Notes, modified as set forth below or in the applicable Floating Interest Rate Notice (as defined below).

    Unless otherwise specified in the applicable Pricing Supplement, a floating interest rate described below will apply to any Long Term Rate Period for a Remarketed Note specified by the Company upon receipt by the Trustee and the Remarketing Agent for such Remarketed Note of a notice in or confirmed in writing (the "Floating Interest Rate Notice") from the Company not less than eleven (11) Business Days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. Each Floating Interest Rate Notice must identify by CUSIP number or otherwise each Remarketed Note to which it relates and the Long Term Rate Period to which it relates. Each Floating Interest Rate Notice must also state whether the floating interest rate is a "Regular Floating Rate," a "Floating Rate/Fixed Rate" or an "Inverse Floating Rate," the Fixed Rate Commencement Date, if applicable, the Interest Rate Basis or Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Maximum Interest Rate and/or Minimum Interest Rate, if any, as such terms are defined above under "Description of Notes-Interest." If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice will also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

    Except as set forth herein or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day during such Long Term Rate Period shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

    The applicable floating interest rate on Remarketed Notes during any Long Term Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice; provided, however, in the case of a Floating Rate/Fixed Rate, the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the last day of such Long Term Rate Period will be the Fixed Interest Rate, if such rate is specified by the Remarketing Agent or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset:
(i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year, (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

    Unless otherwise specified in the applicable Floating Interest Rate Notice, the Calculation Agent shall determine each Interest Rate Basis in accordance with the provision set forth above under "Description of Notes-Interest." Upon request of the Beneficial Owner of any Remarketed Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Remarketed Note.

CONVERSION

    CONVERSION BETWEEN SHORT TERM RATE PERIODS. Each Remarketed Note in a Short Term Rate Period may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Short Term Rate Period on any Interest Rate Adjustment Date upon receipt by the Remarketing Agent and the Trustee of a notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), from the Company (a "Conversion Notice") prior to 9:30 a.m., New York City time, or the remarketing of such Remarketed Note, whichever later occurs, on such Interest Rate Adjustment Date.

    CONVERSION FROM THE SHORT TERM RATE MODE TO THE LONG TERM RATE MODE. Each Remarketed Note in the Short Term Rate Mode may be converted at the option of the Company to the Long Term Rate Mode on any Interest Rate Adjustment Date upon receipt not less than eleven (11) Business Days prior to such Interest Rate Adjustment Date by the Remarketing Agent and the Trustee of a Conversion Notice from the Company.

    CONVERSION BETWEEN LONG TERM RATE PERIODS OR FROM THE LONG TERM RATE MODE TO THE SHORT TERM RATE MODE. Each Remarketed Note in a Long Term Rate Period may be remarketed in the same Interest Rate Period or converted at the option of the Company to a different Long Term Rate Period or from the Long Term Rate Mode to the Short Term Rate Mode on any Interest Rate Adjustment Date for such Remarketed Note upon receipt by the Trustee and the Remarketing Agent for such Remarketed Note of a Conversion Notice from the Company not less than eleven
(11) Business Days prior to such Interest Rate Adjustment Date.

    CONVERSION NOTICE. Each Conversion Notice must state each Remarketed Note to which it relates and the new Interest Rate Mode (if applicable), the new Interest Rate Period (which, if not so stated, shall be the Weekly Rate Period), the date of the applicable conversion (the "Conversion Date") and, with respect to any Long Term Rate Period, any optional redemption or repayment terms for each such Remarketed Note. If the Company revokes a Conversion Notice or the Trustee and the Remarketing Agent fail to receive a Conversion Notice from the Company by the specified date in advance of the Interest Rate Adjustment Date for a Remarketed Note, the Remarketed Note shall be converted automatically to the Weekly Rate Period.

REVOCATION OR CHANGE OF CONVERSION NOTICE OR FLOATING INTEREST RATE NOTICE

    The Company may, upon written notice (which includes facsimile or appropriate electronic media) received by the Remarketing Agent and the Trustee, revoke any Conversion Notice or Floating Interest Rate Notice, change any Interest Rate Mode or Interest Rate Period or any optional redemption terms specified in any Conversion Notice or change any Floating Interest Rate Notice not later than (i) 9:30 a.m., New York City time, on the Conversion Date with respect to any attempted conversion of the applicable Remarketed Note to a Short Term Rate Period, or (ii) 4:00 p.m., New York City time, on the third Business Day preceding the Conversion Date with respect to any attempted conversion of the applicable Remarketed Note to or establishment of a floating interest rate for, a Long Term Rate Period.

TENDER OF REMARKETED NOTES

    Unless otherwise indicated in the applicable Pricing Supplement, any Remarketed Note bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or the Short Term Rate Mode will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto and, if successfully remarketed, repurchased or redeemed on such date, each Beneficial Owner tendering Remarketed Notes will not be entitled to further interest thereon after such date. Remarketed Notes will be purchased on the Interest Rate Adjustment Date relating thereto as described below. See "Remarketing" below.

REMARKETING

    The Remarketing Agent for each Remarketed Note will use its reasonable efforts to remarket such Remarketed Note on behalf of the Beneficial Owner thereof at a price equal to 100% of the principal amount thereof. The Remarketing Agent may purchase tendered Remarketed Notes for its own account in a remarketing, but will not be obligated to do so. The Company may offer to purchase Remarketed Notes in a remarketing, provided that the interest rate established with respect to Remarketed Notes in such remarketing is not different from the interest rate that would have been established if the Company had not purchased such Remarketed Notes. Any Remarketed Notes for which the Company shall have given a notice of redemption or repayment to the Remarketing Agent and the Trustee shall not be included in a remarketing.

    INTEREST RATE ADJUSTMENT DATE; DETERMINATION OF INTEREST RATE. In connection with any Remarketed Note that is being remarketed into a Short Term Rate Period on the next Interest Rate Adjustment Date for such Remarketed Note, by 12:00 p.m., New York City time, on such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for such Remarketed Note being remarketed to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period.

    In connection with any Remarketed Note that is being remarketed into a Long Term Rate Period on the next Interest Rate Adjustment Date for such Remarketed Note, by 4:00 p.m., New York City time, on the third Business Day preceding such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for such Remarketed Note to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate, and the Spread, if any , or the Spread Multiplier, if any, in the case of a floating interest rate; provided, that, if for any reason the Remarketing Agent is unable to determine such interest rate by such time, the next Interest Rate Period for such Remarketed Note shall be a Weekly Rate Period or such other Short Term Rate Period as the Company may determine by 9:30 a.m., New York City time, on such Interest Rate Adjustment Date.

    In determining the applicable interest rate for any Remarketed Note and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Remarketed Notes of such series tendered or to be tendered on the applicable Interest Rate Adjustment Date and the principal amount of such Remarketed Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Remarketed Notes.

    NOTIFICATION OF RESULTS, SETTLEMENT. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for any Remarketed Notes, the Remarketing Agent will notify the Company and the Trustee in writing (which includes facsimile or appropriate electronic media) of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate and the initial Interest Reset Date, the Spread and Spread Multiplier and in each case the Interest Rate Adjustment Date applicable to such Remarketed Notes for the next Interest Rate Period, (ii) the Interest Payment Dates (in the case of Remarketed Notes in the Long Term Rate Mode), (iii) the aggregate principal amount of tendered Remarketed Notes, (iv) the aggregate principal amount of such tendered Remarketed Notes which the Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon and (v) such other information as the Trustee may require for settlement purposes. Promptly thereafter, the Trustee will assign one or more CUSIP numbers to the Remarketed Notes and transmit to the Depositary, in accordance with the Depositary's procedures in effect from time to time, such information as the Depositary may require.

    By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the Remarketing Agent will advise each purchaser of such Remarketed Notes (or the Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Remarketed Notes that such purchaser is to purchase.

    As long as the Depositary's nominee holds the certificates representing any Remarketed Notes in the book entry system of the Depositary, no certificates for such Remarketed Notes will need to be delivered by any selling Beneficial Owner to reflect any transfer of such Remarketed Notes effected in any remarketing and the following procedures will apply.

    Each purchaser of Remarketed Notes in a remarketing will be required to give instructions to its Participant to pay the purchase price therefor in same day funds to the Remarketing Agent by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date pending delivery of the principal amount of such Remarketed Notes by book entry through the Depositary by the close of business on the Interest Rate Adjustment Date. The Remarketing Agent will use its reasonable efforts to cause to be made payment of such amount to the Trustee.

    All tendered Remarketed Notes will be automatically delivered to the account of the Trustee, by book entry through the Depositary pending payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

    Subject to receipt of funds from the purchaser or the Company, as the case may be, the Trustee will make payment to the Depositary, which will make payment to the Participant of each Beneficial Owner tendering Remarketed Notes subject to a remarketing, by book entry through the Depositary by the close of business on the Interest Rate Adjustment Date against delivery through the Depositary of such Beneficial Owner's tendered Remarketed Notes, of: (i) the purchase price for tendered Remarketed Notes that have been sold in the remarketing, and (ii) if any such Remarketed Notes were purchased pursuant to a Special Mandatory Purchase, the purchase price of such Remarketed Notes plus, in each case, accrued interest, if any, to such date.

    The transactions described above for a remarketing of any Remarketed Notes will be executed on the Interest Rate Adjustment Date for such Remarketed Notes through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective Participants will be debited and credited and such Remarketed Notes delivered by book entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing. See "Description of Notes--Book-Entry Notes."

    Except as otherwise set forth herein under "--Purchase and Redemption of Remarketed Notes" below, any Remarketed Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Remarketed Notes in such remarketing, and neither the Remarketing Agent for such Remarketed Notes, the Trustee nor the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.

    Although tendered Remarketed Notes will be subject to purchase by the Remarketing Agent in a remarketing, the Remarketing Agent will not be obligated to purchase any such Remarketed Notes.

    The remarketing procedures set forth above will apply to all Remarketed Notes except to the extent otherwise indicated in the applicable Pricing Supplement for such Remarketed Notes. The settlement and remarketing procedures described above, including the notice provisions and provisions for payment by purchasers of tendered Remarketed Notes or for payment to selling Beneficial Owners of tendered Remarketed Notes, may be modified to the extent required by the Depositary. In addition, the Remarketing Agent may, in accordance with the terms of the Remarketed Notes, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

    FAILED REMARKETING. Unless otherwise provided in the applicable Pricing Supplement, any Remarketed Notes not successfully remarketed will be purchased by the Company. By 12:15 p.m., New York City time, on any Interest Rate Adjustment Date, the Remarketing Agent for such Remarketed Notes will notify the Trustee and the Company by telephone, confirmed in writing (which includes facsimile or appropriate electronic media), of the principal amount of Remarketed Notes that such Remarketing Agent was unable to remarket on such date. Payment of the principal amount of unremarketed Remarketed Notes by the Company and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. See "--Purchase and Redemption of Remarketed Notes" below.

PURCHASE AND REDEMPTION OF REMARKETED NOTES

    SPECIAL MANDATORY PURCHASE. Remarketed Notes which have not been remarketed by 12:15 p.m., New York City time, on an Interest Rate Adjustment Date for such Remarketed Notes will be purchased by the Company pursuant to the Special Mandatory Purchase Right. In such event the Company will deposit same day funds with the Trustee irrevocably in trust for the benefit of the Beneficial Owners of Remarketed Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay 100% of the principal amount of and accrued and unpaid interest, if any, on such Remarketed Notes. Such Remarketed Notes will remain outstanding and enjoy the benefits of the Indenture until such time as the Company delivers certificates for the Remarketed Notes to the Trustee for cancellation or otherwise instructs the Trustee to reflect on its records that such funds have been paid in full and to cancel such Remarketed Notes. With respect to any portion of a Remarketed Note purchased pursuant to the Special Mandatory Purchase and remaining outstanding, the Company will provide the Trustee with such instructions and other information as the Trustee may require for settlement purposes.

    Failure by the Company to purchase Remarketed Notes after written notice of a failed remarketing by the Remarketing Agent on behalf of the Beneficial Owners of such Remarketed Notes in the manner provided in the Remarketed Notes will constitute an Event of Default under the Indenture in which event the date of such failure shall constitute a date of Maturity for such Remarketed Notes and the principal thereof may be declared due and payable in the manner and with the effect provided in the Indenture.

    REDEMPTION WHILE REMARKETED NOTES ARE IN THE INITIAL INTEREST RATE PERIOD. During the Initial Interest Rate Period for any Remarketed Notes, such Remarketed Notes will be subject to redemption only to the extent provided, and upon the terms set forth, in the applicable Pricing Supplement.

    OPTIONAL REDEMPTION ON ANY INTEREST RATE ADJUSTMENT DATE. Notwithstanding any provision to the contrary in the Indenture, each Remarketed Note will be subject to redemption at the option of the Company without notice to the holder thereof on any Interest Rate Adjustment Date therefor at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to such date.

    REDEMPTION WHILE REMARKETED NOTES ARE IN THE LONG TERM RATE MODE. Unless otherwise provided in the applicable Pricing Supplement, any Remarketed Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to such Long Term Rate Mode.

    ALLOCATION. Except in the case of a Special Mandatory Purchase, if the Remarketed Notes are to be redeemed in part, and as long as the Depositary's nominee holds the certificates representing any Remarketed Notes, the Depositary, after receiving notice of redemption specifying the aggregate principal amount of Remarketed Notes to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depositary) the principal amount of such Remarketed Notes to be redeemed from the account of each Participant. After making its determination as described above, the Depositary will give notice of such determination to each Participant from whose account such Remarketed Notes are to be redeemed. Each such Participant, upon receipt of such notices will in turn determine the principal amount of Remarketed Notes to be redeemed from the accounts of the Beneficial Owners of such Remarketed Notes for which it serves as Participant, and give notice of such determination to the Remarketing Agent.

    OPTIONAL REPAYMENT WHILE REMARKETED NOTES ARE IN THE INITIAL INTEREST RATE PERIOD OR IN THE LONG TERM RATE MODE. During the Initial Interest Rate Period, Remarketed Notes will be subject to repayment at the option of the Holders thereof only to the extent provided, and upon the terms set forth, in the applicable Pricing Supplement. Thereafter, any Remarketed Notes in the Long Term Rate Mode will be subject to repayment at the option of the Holder thereof at the time specified at the time of conversion to such Long Term Rate Mode. Notwithstanding the foregoing, for any Remarketed Note to be repaid at the option of the Holder thereof, a duly completed election form must be received by the Trustee and delivered to the Company not later than fifteen (15) Business Days prior to the next succeeding Interest Rate Adjustment Date for such Remarketed Note. Any Remarketed Note for which the duly completed election form is not so received and delivered by such date will not be repaid by the Company at the option of the Holder thereof but will be subject to remarketing on such next succeeding Interest Rate Adjustment Date as otherwise described herein.

THE REMARKETING AGREEMENT

    The Company and each Remarketing Agent for Remarketed Notes will enter into a Remarketing Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The summaries below are summaries of certain provisions of the form of Remarketing Agreement and do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the Remarketing Agreement.

    FEES AND EXPENSES. For its services in determining the interest rate and remarketing Remarketed Notes, the Remarketing Agent will receive from the Company a fee to be determined in accordance with the Remarketing Agreement. The Remarketing Agent may pay to selected broker-dealers a portion of any fees it receives from the Company for its services as Remarketing Agent reflecting Remarketed Notes sold through such broker-dealers to purchasers in remarketings.

    INDEMNIFICATION OF REMARKETING AGENT. The Company will agree to indemnify the Remarketing Agent against certain liabilities, including liabilities under the Securities Act of 1933 arising out of or in connection with its duties under the Remarketing Agreement.

    CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS. The obligation of the Remarketing Agent to remarket Remarketed Notes and perform its other obligations under the Remarketing Agreement are subject to certain conditions, including (a) the accuracy of certain representations and warranties by the Company and the performance by the Company of its obligations and agreements set forth in the Remarketing Agreement and in the Distribution Agreement relating to the initial sale of such Remarketed

Notes; (b) none of the following events shall exist at the time the Remarketing Agent's performance is required: (i) all of the Remarketed Notes for which the Remarketing Agent is responsible shall have been called for redemption, tendered for repayment or purchased pursuant to a Special Mandatory Purchase; (ii) without the prior written consent of the Remarketing Agent, the Indenture or the Remarketed Notes shall have been amended in any manner, or otherwise contain any provision not contained therein as of their dates, that in the reasonable opinion of the Remarketing Agent materially changes the nature of the Remarketed Notes or remarketing procedures; (iii) a suspension or material limitation in trading in securities generally on the American Stock Exchange or the New York Stock Exchange or the suspension of trading of the Company's securities on any exchange shall have occurred or a banking moratorium shall have been declared by federal or New York authorities; (iv) any outbreak or escalation of major hostilities, any declaration of war by Congress or any other substantial calamity or emergency shall have occurred; or (v) a material adverse change or any development which could reasonably be expected to result in a material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise shall have occurred; and (c) between the time at which the interest rate on any Remarketed Note is established and the time at which payment therefor is to be made, the rating of the Remarketed Notes shall not have been downgraded or put on Credit Watch or Watch List with negative implications or withdrawn by a national rating service, the effect of which, in the opinion of the Remarketing Agent, is to affect materially and adversely the market price of the Remarketed Notes or the Remarketing Agent's ability to remarket the Remarketed Notes.

    REMOVAL OF THE REMARKETING AGENT. The Remarketing Agreement will provide that the Company may in its absolute discretion remove any Remarketing Agent by giving at least 30 days prior notice to such Remarketing Agent, the Trustee and the other Remarketing Agents; PROVIDED, HOWEVER, that if (i) such removed Remarketing Agent shall then be the sole Remarketing Agent or (ii) all of the remaining Remarketing Agents elect to resign or are removed within one week of delivery of such notice, then, except as provided in the following sentence, no such removal shall become effective until the Company shall have appointed a successor to perform the services of the Remarketing Agent under the Remarketing Agreement. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent as soon as reasonably practicable; PROVIDED, HOWEVER, that, if the Company has not so appointed a successor Remarketing Agent within 90 days of delivery of such notice, the Remarketing Agreement shall automatically terminate on such 90th day.

    RESIGNATION OF THE REMARKETING AGENT. The Remarketing Agreement will also provide that a Remarketing Agent may resign at any time as Remarketing Agent, such resignation to be effective 30 days after the delivery to the Company, the Trustee and the other Remarketing Agents of notice of such resignation; PROVIDED, HOWEVER, that if (i) such resigning Remarketing Agent shall then be the sole Remarketing Agent or (ii) all of the remaining Remarketing Agents elect to resign or are removed within one week of delivery of such notice, then, except as provided in the following sentence, no such resignation shall become effective until the Company shall have appointed at least one successor to perform the services of the Remarketing Agent under the Remarketing Agreement. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent as soon as reasonably practicable; PROVIDED, HOWEVER, that, if the Company has not so appointed a successor Remarketing Agent within 90 days of delivery of such notice, the Remarketing Agreement shall automatically terminate on such 90th day. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Agent. In certain circumstances, including upon the occurrence of any events described in clause (b) or clause (c) under "--Conditions to the Remarketing Agent's Obligations" above, a Remarketing Agent may resign effective immediately upon giving notice to the Company, the Trustee and the other Remarketing Agents.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

    Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the applicable currency. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters. See "Risk Factors--Exchange Rates and Exchange Controls."

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY

    Unless otherwise specified in the applicable Pricing Supplement, the Company is obligated to make payments of principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes in the applicable Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts payable by the Company in a foreign currency or composite currency will, unless otherwise specified in the applicable Pricing Supplement, be converted by the Exchange Rate Agent named in the applicable Pricing Supplement into United States dollars for payment to Holders. However, the Holder of a Foreign Currency Note may elect to receive amounts payable in a foreign currency or composite currency in such foreign currency or composite currency as hereinafter described.

    Any United States dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the applicable foreign currency or composite currency for United States dollars for settlement on such payment date in the aggregate amount of such currency or composite currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the applicable foreign currency or composite currency.

    If the principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes are payable in a foreign currency or composite currency, Holders of such Foreign Currency Notes may elect to receive all or a specified portion of such payments in such foreign currency or composite currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Holders of such Foreign Currency Notes may elect to receive all or a specified portion of all future payments in the applicable foreign currency or composite currency in respect of such principal, premium, if any, and/or interest, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of such Foreign Currency Notes to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the applicable foreign currency or composite currency may be made.

    Payments of the principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes--General." Payments of interest, if any, on Foreign Currency Notes which are to be made in the applicable foreign currency or composite currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holders of such Foreign Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes--General." Payments of principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in the applicable foreign currency or composite currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by each Holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

    Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of a Global Security or Securities representing Book-Entry Notes payable in a currency or composite currency other than United States dollars which elects to receive payments of principal, premium, if any, and/or interest, if any, in such currency or composite currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such Participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the applicable foreign currency or composite currency.

PAYMENT CURRENCY

    If the applicable composite currency (E.G., ECU) for a Foreign Currency Note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement.

    If payment in respect of a Foreign Currency Note is required to be made in any composite currency, and such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The

United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

    If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

    The "Market Exchange Rate" for a currency or composite currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such currency or composite currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a currency or composite currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

    All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

GOVERNING LAW; JUDGMENTS

    The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Foreign Currency Notes only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date of entry of the judgment or some other date. Under current New York law, a state court in the State of New York rendering such judgment would be required to render such judgment in the applicable foreign currency or composite currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgement is calculated and the time such amount is converted from United States dollars into the applicable foreign currency or composite currency.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

    As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, (iv) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

    PAYMENTS OF INTEREST

    Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

ORIGINAL ISSUE DISCOUNT

    The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the "Code").

    For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a DE MINIMIS amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as hereinafter defined) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (E.G., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (I.E., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified DE MINIMIS amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

    Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and
(ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

    Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified DE MINIMIS amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (E.G., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (I.E., a cap) or a minimum numerical limitation (I.E., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (E.G., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (I.E., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

    In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

    If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

    Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

    A Remarketed Note that provides for stated interest at a fixed rate for an initial interval, and provides that on the date immediately following the end of the initial interval (the effective date) the stated interest rate will be a rate determined under a procedure (such as an auction procedure) so that the fair market value of the instrument on the effective date will be a fixed amount (the reset value) will be treated as a "variable rate debt instrument". Solely for purposes of calculating the accrual of OID, such a Remarketed Note will be treated as (1) maturing on the date immediately preceding the effective date for an amount equal to the reset value; and (2) reissued on the effective date for an amount equal to the reset value. The Remarketed Notes will not be deemed reissued pursuant to final Treasury regulations under Section 1001 of the Code.

SHORT-TERM NOTES

    Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

MARKET DISCOUNT

    If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified DE MINIMIS amount.

    Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or
(ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

    A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

PREMIUM

    If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

DISPOSITION OF A NOTE

    Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NOTES DENOMINATED, OR IN RESPECT OF WHICH INTEREST IS PAYABLE, IN A FOREIGN
  CURRENCY

    As used herein, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

    PAYMENTS OF INTEREST IN A FOREIGN CURRENCY

    CASH METHOD. A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

    ACCRUAL METHOD. A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

    PURCHASE, SALE AND RETIREMENT OF NOTES

    A U.S. Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

    Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Note is disposed of (or deemed disposed of in the case of a taxable exchange of the Note for a new
Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

    Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

    ORIGINAL ISSUE DISCOUNT

    In the case of a Discount Note or Short-Term Note, (i) original issue discount is determined in units of the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency--Accrual Method" above and (iii) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

    PREMIUM AND MARKET DISCOUNT

    In the case of a Note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency--Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

    With respect to a Note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

    EXCHANGE OF FOREIGN CURRENCIES

    A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

    NON-U.S. HOLDERS

    A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

    Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

    The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

    BACKUP WITHHOLDING

    Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

    In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuous basis for sale by the Company to or through the Agents. Each Agent may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by such Agent, or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of each Note, depending upon its stated maturity (or Initial Interest Rate Period, in the case of Remarketed Notes), sold through such Agent. Commissions with respect to Notes with stated maturities (or an Initial Interest Rate Period, in the case of Remarketed Notes) in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. The Company may also sell Notes directly to purchasers in those jurisdictions in which it is permitted to do so, and may engage other agents to act on the same terms as the Agents. No commission will be payable by the Company on Notes sold directly by the Company.

    Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. Each Agent may sell Notes it has purchased from the Company as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from the Company to such dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the discount may be changed.

    The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through any Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

    Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of Notes--General."

    Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. Each Agent may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, an Agent may make a market in the Notes, but no Agent is obligated to do so and may discontinue any market-making activity at any time.

    The Agents and their affiliates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business. Without limiting the foregoing, the Agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with the Company and certain of its affiliates. Chase Securities Inc. is an affiliate of the Trustee. See "Description of Debt Securities--Information Concerning the Trustee" in the Prospectus.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities (including liabilities under the Securities Act), or to contribute to payments the Agents may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain other expenses.

    Concurrently with the offering of Notes described herein, the Company may issue and sell other Securities described in the accompanying Prospectus and such sales shall reduce the aggregate initial offering price of the Notes offered hereby.

    In connection with an offering of Notes purchased by one or more Agents as principal on a fixed price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of such Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. If the Agent or Agents creates or create, as the case may be, a short position in such Notes, I.E., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

    Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS

    The validity of the Notes offered hereby will be passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois. See "Legal Opinion" in the Prospectus. Certain legal matters relating to the Notes offered hereby will be passed upon for the Agents by Brown & Wood LLP, New York, New York.

                                   NEWELL CO.

                                  $500,000,000

                                DEBT SECURITIES
                                PREFERRED STOCK
                    COMMON STOCK, PAR VALUE $1.00 PER SHARE
                  AND RELATED PREFERRED STOCK PURCHASE RIGHTS
                               ------------------

    Newell Co., a Delaware corporation (the "Company"), may offer from time to time, together or separately, its (i) unsecured debt securities (the "Debt Securities"); (ii) preferred stock (the "Preferred Stock"); and (iii) common stock, par value $1.00 per share (the "Common Stock"), and related preferred stock purchase rights (the "Rights"). The Debt Securities, Preferred Stock, Common Stock and Rights are collectively referred to as the "Securities."

    The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances at an aggregate initial offering price not to exceed $500,000,000 (or its equivalent in foreign currency or current units) in amounts, at prices and on terms to be determined at or prior to the time of sale and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement, including, where applicable, the initial public offering price of the Securities, the net proceeds thereof to the Company, any listing of such Securities on a securities exchange and any other special terms. The Prospectus Supplement will set forth with regard to the Securities being offered, without limitation, the following: (i) in the case of the Debt Securities, the specific designation, priority of payment, aggregate principal amount, authorized denominations, maturity, any interest rate (which may be fixed or variable) or method of calculation of interest and date or dates of payment of any interest, any premium, the place or places where principal of, premium, if any, and any interest on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any terms for sinking fund payments, the currency or currencies, composite currency, currency unit or currency units (collectively, the "Currency") of denomination and payment, any terms for conversion or exchange and any other terms in connection with the offering and sale of Debt Securities in respect of which this Prospectus is delivered; (ii) in the case of the Preferred Stock, the designation, number of shares, liquidation preference per share, dividend rate or method of calculation, dividend periods, dividend payment dates, any voting rights, any exchange, conversion, redemption, or sinking fund provisions and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Stock; and (iii) in the case of the Common Stock, the number of shares and the terms of offering thereof. If so specified in the applicable Prospectus Supplement, the Securities may be issued in whole or in part in the form of one or more temporary or global securities.

    The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CSE") under the symbol "NWL." Any Common Stock sold pursuant to a Prospectus Supplement will be approved for listing on such exchanges, upon notice of issuance.
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Company may sell the Securities to or through underwriters or dealers and may also sell the Securities directly to other purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission and discount arrangements with them. See "Plan of Distribution" for a description of possible indemnification arrangements between the Company and any underwriters, dealers or agents.

    This Prospectus may not be used to consummate sales of the Securities without delivery of one or more Prospectus Supplements.
                           --------------------------

                  The date of this Prospectus is June 9, 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York, 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Common Stock is listed on the NYSE and the CSE and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the CSE, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605-1070.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

(c) The Company's Current Report on Form 8-K/A dated June 6, 1997

(d) The Company's Current Report on Form 8-K dated June 6, 1997;

(e) The Company's Current Report on Form 8-K dated May 3, 1996;

(f) The description of the Common Stock, contained in the Company's Registration Statement on Form 8-B dated June 30, 1987; and

(g) The description of the Rights, contained in the Company's Registration Statement on Form 8-A dated October 25, 1988.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the termination of the offering of the Securities made hereby, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein, in a Prospectus Supplement or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: RICHARD H. WOLFF, SECRETARY, NEWELL CO., 4000 AUBURN STREET, ROCKFORD, ILLINOIS 61125 (TELEPHONE: (815) 969-6111).

                                  THE COMPANY

    The Company is a manufacturer and full-service marketer of high-volume consumer products serving the needs of volume purchasers. The Company's basic strategy is to merchandise a multi-product offering of brand-name staple products, with an emphasis on excellent customer service, in order to achieve maximum results for its stockholders. Product categories include housewares, hardware, home furnishings, and office products. Each group of the Company's products is manufactured and sold by a subsidiary or division (each referred to herein as a "division," even if separately incorporated).

    The Company manages the activities of its divisions through executives at the corporate level, to whom the divisional managers report, and controls financial activities through centralized accounting, capital expenditure reporting, cash management, order processing, billing, credit, accounts receivable and data processing operations. The production and marketing functions of each division, however, are conducted with substantial independence. Each division is managed by employees who make day-to-day operating and sales decisions and participate in an incentive compensation plan that ties a significant part of their compensation to their division's performance. The Company believes that this allocation of responsibility and system of incentives fosters an entrepreneurial approach to management that has been important to the Company's success.

    For the fiscal year ended December 31, 1996, the Company had net sales of approximately $2,872,800,000 and operating income of approximately $485,700,000.

    The principal executive offices of the Company are located at Newell Center, 29 East Stephenson Street, Freeport, Illinois 61032, and its telephone number is
(815) 235-4171.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities will be used for general corporate purposes, which may include the repayment of indebtedness, working capital expenditures and investments in, or acquisitions of, businesses and assets. Pending application of such net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities. Specific allocations of proceeds to a particular purpose that have been made at the date of any Prospectus Supplement will be described therein.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                       FOR THE YEAR ENDED DECEMBER 31,
                                                           THREE MONTHS     -----------------------------------------------------
                                                           ENDED 3/31/97      1996       1995       1994       1993       1992
                                                         -----------------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges.....................           4.77           6.82       6.84       9.00      10.83      11.29

    For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes, adjusted for the portion of fixed charges deducted from such earnings and for minority interests in income of majority owned subsidiaries that have fixed charges. "Fixed charges" consist of interest on all indebtedness (including capitalized lease obligations), amortization of debt expense and the percentage of rental expense on operating leases deemed representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions are not applicable will be described in a Prospectus Supplement relating to such Debt Securities.

    The Debt Securities may be issued, in one or more series, from time to time under either (1) an Indenture dated as of November 1, 1995 (the "Senior Indenture"), to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Senior Debt Securities Trustee"), providing for the issuance of unsubordinated Debt Securities, or (2) an Indenture dated as of November 1, 1995 (the "Subordinated Indenture"), to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Debt Securities Trustee"), providing for the issuance of subordinated Debt Securities.

    The Senior Indenture and the Subordinated Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee and the Subordinated Debt Securities Trustee are sometimes each referred to herein as a "Trustee." Debt Securities which may be issued under the Senior Indenture are referred to herein as "Senior Debt Securities," and Debt Securities which may be issued under the Subordinated Indenture are referred to herein as "Subordinated Debt Securities." Copies of the Indentures are filed as exhibits to the Registration Statement. Capitalized terms not otherwise defined in this Prospectus shall have the meanings set forth in the Indentures to which they relate.

    The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all of the provisions of the Indentures and the Debt Securities.

GENERAL

    The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder. The Debt Securities may be issued from time to time in one or more series up to the aggregate principal amount which may be authorized therefor from time to time by the Company.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, and notices and demands to or upon the Company in respect of such Debt Securities may be served, at the Place of Payment specified therefor pursuant to each Indenture.

    The Indentures do not contain provisions to afford the Holders of Debt Securities protection in the event of a highly leveraged transaction or a takeover attempt nor do they contain provisions requiring the repurchase of any Debt Securities upon a change in control of the Company. In addition, the Indentures do not contain any provisions that would limit the ability of the Company and its subsidiaries to incur unsecured indebtedness. See "Particular Terms of the Senior Debt Securities--Ranking of Senior Debt Securities" below. Reference is made to any Prospectus Supplement relating to the Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company applicable to such Debt Securities that are described herein. See "Modification or Waiver" below.

    The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a discount below their principal amount. United States federal income tax, accounting and other special considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof. In addition, the Debt Securities may, for United States federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") even if such securities are offered and sold at an amount equal to their stated principal amount. The United States federal income tax consequences of Debt Securities deemed to be issued with OID will be described in any Prospectus Supplement relating thereto.

    Under the Indentures, the Company will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders of previously issued series of Debt Securities, in an aggregate principal amount determined by the Company.

REGISTRATION AND TRANSFER

    The Debt Securities may be issued as Registered Securities or Bearer Securities. Registered Securities will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided for in the Prospectus Supplement applicable thereto, Bearer Securities (with all unmatured Coupons, except as provided below, and all matured Coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the Coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security but will be payable only to the holder of such Coupon when due, in accordance with the terms of the Indenture. Unless otherwise specified in the Prospectus Supplement applicable thereto, Bearer Securities will not be issued in exchange for Registered Securities.

    The Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee in New York, New York, or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the Prospectus Supplement applicable thereto. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If any Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, the Company will be required to maintain (in addition to the applicable Trustee) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

    In the event of any redemption of Debt Securities of any series, the Company shall not be required to: (i) issue, register the transfer of or exchange Debt Securities of such series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered

Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or
(iv) issue, register the transfer of or exchange any Debt Securities that have been surrendered for repayment at the option of the Holder, except the portion if any, thereof not to be so repaid.

CONVERSION AND EXCHANGE

    If any Debt Securities will, by their terms, be convertible into or exchangeable for Common Stock or other Securities, the Prospectus Supplement relating thereto will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the Holder or the Company, provisions for adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Debt Securities. Such terms may also include provision under which the number of shares of Common Stock or the number of other Securities to be received by the Holders of such Debt Securities upon such conversion or exchange would be calculated with reference to the market price of the Common Stock or such other Securities as of a time stated in the Prospectus Supplement.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below), which will be deposited with, or on behalf of, a depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be registered for transfer or exchange except (i) as a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or a nominee of such Depositary to a successor Depositary or a nominee of such successor Depositary, and (ii) in any other circumstances described in the Prospectus Supplement applicable thereto. The term "Global Security," when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement applicable thereto. The Company expects that the following provisions will apply to depositary arrangements.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities that are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such

Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit on its book entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture applicable thereto. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture applicable thereto. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest to exercise any rights of a Holder of Debt Securities under the Indenture applicable thereto. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture applicable thereto, then the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

    Each Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person, unless the corporation formed by such consolidation, or into which the Company is merged, or the Person which acquires by conveyance or transfer or which leases such properties and assets (collectively, the "Survivor") assumes by supplemental indenture all the obligations of the Company under such Indenture and the Debt Securities issued thereunder, no Default or Event of Default shall exist immediately after giving effect to the transaction, and the Survivor is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia.

ACCELERATION OF MATURITY

    If an Event of Default occurs and is continuing with respect to Debt Securities of a particular series, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the Outstanding Debt Securities of that series due and payable immediately.

    At any time after a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee therefor, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (in the Currency in which the Debt Securities of such series are payable, except as otherwise specified pursuant to the applicable Indenture): (a) all overdue interest on all Outstanding Debt Securities of that series and any related Coupons, (b) all unpaid principal of (and premium, if any, on) any such Debt Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Debt Securities, (c) to the extent lawful, interest on overdue interest at the rate or rates prescribed therefor in such Debt Securities, and (d) all sums paid or advanced by such Trustee and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel; and (2) all Events of Default with respect to Debt Securities of that series, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on such Debt Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all the Debt Securities of such series and any related Coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or any related Coupon, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby.

    Subject to the provisions in each Indenture relating to the duties of the Trustee thereunder, if an Event of Default with respect to Debt Securities of a particular series occurs and is continuing, such Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders of Debt Securities of such series, unless such Holders shall have offered to such Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. The Trustee may refuse to follow directions in conflict with law or the Indenture that may involve the Trustee in personal liability or may be unduly prejudicial to Holders not joining therein.

MODIFICATION OR WAIVER

    Modification and amendment of each of the Indentures may be made by the Company and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities thereunder of any series that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security of such series: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Debt Security of such series, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any Debt Security of such series, (iii) change any obligation of the Company to pay Additional Amounts in respect of any Debt Security of such series, (iv) reduce the amount of principal of a Debt Security of such series that is an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof,
(v) change the redemption provisions of any Debt Security, (vi) adversely affect any right of repayment at the option of the Holder of any Debt Security of such series, (vii) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security of such series, (viii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date or Repayment Date therefor, (ix) reduce the above-stated percentage of Holders of Outstanding Debt Securities of such series necessary to modify or amend such Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below, or (x) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities of such series necessary to waive any past default.

    Modification and amendment of each Indenture may be made by the Company and the Trustee thereunder without the consent of any Holder, for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities;
(iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities; (v) to change or eliminate any provisions of such Indenture, provided that any such change or elimination shall become effective only when there are no Outstanding Debt Securities of any series created prior thereto that is entitled to the benefit of such provision; (vi) to establish the form or terms of Debt Securities of any series and any related Coupons; (vii) to secure the Debt Securities; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee; and (ix) to close such Indenture with respect to the authentication and delivery of additional series of Debt Securities, to cure any ambiguity, defect or inconsistency in such Indenture or to amend or supplement any provision contained in such Indenture or in any supplemental indenture, provided such action does not adversely affect the interests of Holders of Debt Securities of any series under such Indenture in any material respect.

    Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. Such a meeting may be called at any time by the applicable Trustee at its discretion or by such Trustee pursuant to a request made to such Trustee by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities under such Indenture, but in any case, notice shall be given as provided in such Indenture. Except for any consent that must be given by the Holder of each Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Debt Securities of that series Outstanding; provided, however, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage that is less than a majority in principal amount of Debt Securities of a series Outstanding may be adopted at a meeting or adjourned meeting, duly reconvened and at which a quorum is present, by the affirmative vote of the Holders of such specified percentage in principal amount of the Debt Securities of that series Outstanding. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related Coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the Debt Securities of a series Outstanding; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the Holders of not less than a specified percentage in principal amount of the Debt Securities of a series Outstanding, the Persons entitled to vote such specified percentage in principal amount of the Debt Securities of such series Outstanding will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series, then (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

FINANCIAL INFORMATION

    So long as any of the Debt Securities are outstanding, the Company will file with the Commission, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act as if the Company were subject to such Sections, and the Company will also provide to all Holders and file with the Trustees copies of such reports and documents within 15 days after it files them with the Commission or, if filing such reports and documents by the Company with the Commission is not permitted under the Exchange Act, within 15 days after it would otherwise have been required to file such reports and documents if permitted, in each case at the Company's cost.

DEFEASANCE

    Each Indenture provides that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to any series of the Debt Securities issued thereunder and any related Coupons (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of Debt Securities of such series and any related Coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related Coupons, to maintain an office or agency in respect of such series of Debt Securities and any related Coupons and to hold moneys for payment in trust) ("defeasance") or
(b) to be released from its obligations with respect to any series of such Debt Securities and any related Coupons with respect to certain covenants thereunder, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such series of Debt Securities and any related Coupons ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the Trustee (or other qualifying trustee), in trust, of an amount, in such Currency in which such series of Debt Securities and any related Coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such series of Debt Securities and any related Coupons (with such applicability being determined on the basis of the currency, currency unit or composite currency in which such series of Debt Securities are then specified as payable at Stated Maturity), which through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such series of Debt Securities and any related Coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such series of Debt Securities and any related Coupons will not recognize income gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; provided that, such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a revenue ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture.

    "Government Obligations" means securities that are (i) direct obligations of the government that issued the Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government that issued the Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law), such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest in or principal of the Government Obligation evidenced by such depository receipt.

    Unless otherwise provided in the Prospectus Supplement, if, after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance relating thereto with respect to the Debt Securities of any series, (i) the Holder of a Debt Security of such series is entitled to and does elect, pursuant to the terms of such Debt Security, to receive payment in a currency other than that in which such deposit has been made in respect of such Debt Security or (ii) the currency in which such deposit has been made in respect of any Debt Security of such series ceases to be used by its government of issuance, then the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Debt Security that is payable in a Currency other than Dollars that ceases to be used by its government of issuance shall be made in Dollars.

    In the event the Company effects covenant defeasance with respect to (i) any Debt Securities and any related Coupons and (ii) such Debt Securities and any related Coupons are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to any covenant for which there has been defeasance, the Currency and/or Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and any related Coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and any related Coupons at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

    The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related Coupons.

INFORMATION CONCERNING THE TRUSTEE

    The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the applicable Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the applicable Indenture at the request of any Holder of Debt Securities, unless offered reasonable indemnity by such Holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

    The Chase Manhattan Bank ("Chase") is the Trustee under the Senior Indenture and the Subordinated Indenture. Chase is also the agent for the lenders, and a lender, under certain revolving credit facilities with the Company which, as of the date hereof, permit an aggregate borrowing of up to $900 million (subject to the terms and conditions of such facilities). Chase Securities Inc., an affiliate of Chase, is as of the date hereof an agent with respect to distribution of the Senior Debt Securities. In addition, the Company and certain of its affiliates maintain other banking and borrowing arrangements with Chase, and Chase may perform additional banking services for, or transact other banking business with, the Company in the future.

    The Trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act of 1939 and may be required to resign as Trustee if (i) there is an Event of Default under the Indenture under which its acts as Trustee and (ii) among other things (a) the Trustee is a trustee under another indenture of the Company under which securities of the Company are outstanding, (b) the Trustee is a trustee for more than one outstanding series of Debt Securities under a single Indenture, (c) the Trustee is a creditor of the Company, or (d) the Trustee or an affiliate of the Trustee acts as underwriter or agent for the Company.

    The Indenture provides that an alternative Trustee may be appointed by the Company with respect to any particular series of Debt Securities. Any such appointment will be described in the Prospectus Supplement relating to such series of Debt Securities.

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Company will have the right at all times to assign any of its respective rights or obligations under the Indentures to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain liable for all of their respective obligations. The Indentures will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                 PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

    The following description of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement, and the extent, if any, to which such general provisions may not apply to the Senior Debt Securities so offered, will be described in the Prospectus Supplement relating to such Senior Debt Securities.

GENERAL

    Reference is made to the Prospectus Supplement relating to a particular issuance of a series of Senior Debt Securities being offered for, among other things, the following terms thereof: (1) the title of the Senior Debt Securities of such series; (2) any limit on the aggregate principal amount of such Senior Debt Securities; (3) the date or dates on which the principal of such Senior Debt Securities will be payable; (4) the rate or rates at which such Senior Debt Securities will bear interest, or the method by which such rate or rates shall be determined, and the date such interest shall accrue, or the method by which such date or dates shall be determined; (5) the dates on which such interest will be payable and the Regular Record

Dates for any Interest Payment Dates and the basis on which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;
(6) the dates, if any, on which, and the price or prices at which, such Senior Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other terms and provisions of such sinking fund; (7) the date, if any, after which, and the price or prices at which, such Senior Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other terms and provisions of such optional redemption; (8) any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen of the Senior Indenture relating to defeasance and covenant defeasance; (9) the percentage of the principal amount at which such Senior Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity thereof, or the method by which such portion shall be determined; (10) if other than Dollars, the Currency in which payment of the principal of (and premium, if any, on) or interest, if any, on such Senior Debt Securities shall be payable or denominated; (11) whether the amount of payments of principal of (and premium, if any, on) or interest, if any, on such Senior Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined; (12) whether and under what circumstances the Company will pay Additional Amounts, as contemplated by Section 1005 of the Senior Indenture, on such Senior Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term as contained in the Senior Indenture as originally executed) with respect to any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Senior Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (13) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Senior Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; and (14) any other terms of such Senior Debt Securities. For a description of the terms of any series of Senior Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Debt Securities set forth herein.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Senior Debt Securities will be issued in Dollars in fully registered form, without Coupons.

DENOMINATIONS

    Unless otherwise indicated in the Prospectus Supplement relating thereto, Senior Debt Securities that are Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and Senior Debt Securities that are Bearer Securities will be issuable in denominations of $5,000.

RANKING OF SENIOR DEBT SECURITIES

    The Senior Debt Securities will rank PARI PASSU with all other Senior Debt Securities and all other unsecured and unsubordinated indebtedness of the Company. The Company presently has no subordinated debt outstanding. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized. The Indenture does not limit the amount of unsecured indebtedness which the Company or its subsidiaries may incur. Substantially all of the consolidated accounts payable represent obligations of the Company's subsidiaries, and as of March 31, 1997, the aggregate principal amount of money borrowed by the Company's subsidiaries was approximately $58.9 million (the current portion of which was approximately $54.5 million).

LIMITATION ON LIENS

    Pursuant to the Senior Indenture, so long as any of the Senior Debt Securities thereunder or Coupons appertaining thereto shall remain outstanding, the Company will not, and will not permit any of its Subsidiaries (as defined below) to, create, incur, assume or suffer to exist any Lien (as defined below) of any kind upon any of its or their property or assets, now owned or hereafter acquired, without making effective provision whereby all of the Senior Debt Securities shall be directly secured equally and ratably with the obligation or liability secured by such Lien, except for:

        (i) Liens existing as of the date of the Senior Indenture;

        (ii) Liens, including Sale and Lease-back Transactions (as defined below), on any property acquired, constructed or improved after the date of the Senior Indenture, which are created or assumed contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or a portion of the purchase price of such property or the cost of such construction or improvement incurred after the date of the Senior Indenture (or prior to the date of such Indenture in the case of any construction or improvement which is at least 40% completed at the date of such Indenture) or, in addition to Liens contemplated by clauses (iii) and (iv) below, Liens on any property existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided, that any such Lien (other than a Sale and Lease-back Transaction meeting the requirements of this clause) does not apply to any property theretofore owned by the Company or a Subsidiary other than, in the case of any such construction or improvement, and theretofore unimproved real property on which the property so constructed or the improvement, is located;

       (iii) Liens existing on any property of a Person at the time such Person is merged with or into, or consolidates with, the Company or a Subsidiary;

        (iv) Liens on any property of a Person (including, without limitation, shares of stock or debt securities) or its subsidiaries existing at the time such Person becomes a Subsidiary, is otherwise acquired by the Company or a Subsidiary or becomes a successor to the Company pursuant to Section 802 of the Senior Indenture;

        (v) Liens to secure an obligation or liability of a Subsidiary to the Company or to another Subsidiary;

        (vi) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

       (vii) Liens to secure tax-exempt private activity bonds under the Internal Revenue Code of 1986, as amended;

      (viii) Liens arising out of or in connection with a Sale and Lease-back Transaction if the net proceeds of such Sale and Lease-back Transaction are at least equal to the fair value (as determined by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President or the principal financial officer of the Company) of the property subject to such Sale and Lease-back Transaction;

        (ix) Liens for the sole purpose of extending, renewing or replacing in whole or in part indebtedness secured by any Lien referred to in the foregoing clauses (i) to (viii), inclusive, or in this clause (ix); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

        (x) Liens arising out of or in connection with a Sale and Lease-back Transaction in which the net proceeds of such Sale and Lease-back Transaction are less than the fair value (as determined by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President or the principal financial officer of the Company) of the property subject to such Sale and Lease-back Transaction if the Company provides in a Board Resolution that it shall, and in any such case the Company covenants that it will, within 180 days of the effective date of any such arrangement (or in the case of (C) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 180-day period), apply an amount equal to the fair market value (as so determined) of such property
    (A) to the redemption of Senior Debt Securities of any series which are, by their terms, at the time redeemable or the purchase and retirement of Senior Debt Securities, if permitted, (B) to the payment or other retirement of Funded Debt (as defined below) incurred or assumed by the Company which ranks senior to or PARI PASSU with the Senior Debt Securities or of Funded Debt incurred or assumed by any Subsidiary (other than, in either case, Funded Debt owned by the Company or any Subsidiary) or (C) to the purchase of property (other than the property involved in such sale);

        (xi) Liens on accounts receivable (and related general intangibles and instruments) arising out of or in connection with a sale or transfer by the Company or such Subsidiary of such accounts receivable;

       (xii) Permitted Liens (as defined below); and

      (xiii) Liens other than those referred to in clauses (i) through (xii) above which are created, incurred or assumed after the date of the Senior Indenture (including those in connection with purchase money mortgages, Capitalized Lease Obligations (as defined below) and Sale and Lease-back Transactions), provided that the aggregate amount of indebtedness secured by such Liens, or, in the case of Sale and Lease-back Transactions, the Value (as defined below) of such Sale and Lease-back Transactions, referred to in this clause (xiii), does not exceed 15% of Consolidated Total Assets (as defined below).

    The term "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under generally accepted accounting principles and, for purposes of the Senior Indenture, the amount of such obligations at any date shall be the capitalized amount thereof at such date, determined in accordance with generally accepted accounting principles.

    The term "Consolidated Total Assets" means the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles applicable to the type of business in which the Company and such Subsidiaries are engaged, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

    The term "Funded Debt" means any indebtedness which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such indebtedness.

    The term "Lien" means, as to any Person, any mortgage, lien, collateral assignment, pledge, charge, security interest or other encumbrance in respect of or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease Obligation, purchase money mortgage or Sale and Lease-back Transaction with respect to, any property or asset (including without limitation income and rights thereto) of such Person (including without limitation capital stock of any Subsidiary of such Person), or the signing by such Person and filing of a financing statement which names such Person as debtor, or the signing by such Person of any security agreement agreeing to file, or authorizing any other party as the secured party thereunder to file, any financing statement.

    The term "Permitted Liens" means mechanics, materialmen, landlords, warehousemen and carriers liens and other similar liens imposed by law securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; Liens under workmen's compensation, unemployment insurance, social security or similar legislation; Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or similar obligations arising in the ordinary course of business; judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and easements, rights of way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Company or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

    The term "Sale and Lease-back Transaction" means, with respect to any Person, any direct or indirect arrangement with any other Person or to which any other Person is a party, providing for the leasing to such first Person of any property, whether now owned or hereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries), which has been or is to be sold or transferred by such first Person to such other Person or to any Person to whom funds have been or are to be advanced by such other Person on the security of such property.

    The term "Subsidiary" means any corporation of which at the time of determination the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

    The term "Value" means, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (ii) the fair value in the opinion of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President or the principal financial officer of the Company of such property at the time of entering into such Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

    The term "Voting Stock" means stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

EVENTS OF DEFAULT

    The Senior Indenture provides, with respect to any series of Senior Debt Securities outstanding thereunder, that any one or more of the following events that has occurred and is continuing shall constitute an Event of Default: (i) default in the payment of any interest upon any Senior Debt Security of that series, or of any Coupon appertaining thereto, when the same becomes due and payable and continues for 30 days; (ii) default in the payment of the principal of or any premium on any Senior Debt Security of that series when due, whether at maturity, upon redemption by declaration or otherwise; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Senior Debt Senior Securities of that series; (iv) default in the performance or breach of any covenant or agreement of the Company in the Senior Indenture with respect to any Senior Debt Security of that series (other than those referred to in (i), (ii) and (iii) above) and continuance thereof for 60 days after written notice to the Company from the Trustee or from the holders of at least 25% of the Outstanding Debt Securities of that series; (v) certain events in bankruptcy, insolvency or reorganization of the Company or a Principal Subsidiary (as defined below); (vi) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Principal Subsidiary for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness in principal amount in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within 30 days after written notice to the Company from the Trustee or from the Holders of at least 25% of the Outstanding Debt Securities of that series; and (vii) any other Event of Default provided with respect to Senior Debt Securities of that series.

    The term "Principal Subsidiary" means, as of any date of determination thereof, any Subsidiary the consolidated net revenues of which for the 12-month period ending on the last day of the month then most recently ended exceed 10% of consolidated net revenues of the Company for such period, determined on a pro forma basis after giving effect to any acquisition or disposition of a Subsidiary or a business effected on or prior to the determination date and after the beginning of such 12-month period (including acquisition and dispositions accomplished through a purchase or sale of assets or through a merger or consolidation).

    The Company is required to file annually with the Trustee under the Senior Indenture an officer's certificate as to the Company's compliance with all conditions and covenants under such Indenture. The Senior Indenture provides that the Trustee thereunder may withhold notice to the Holders of Senior Debt Securities of any default, except in the case of a default in the payment of the principal of (or premium), if any, or interest on any Senior Debt Securities or the payment of any sinking fund installment with respect to such Senior Debt Securities if it considers it in the interests of the Holders of such Senior Debt Securities to do so.

              PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

    The following description of the Subordinated Debt Securities sets forth the general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

GENERAL

    Reference is made to the Prospectus Supplement relating to a particular issuance of a series of Subordinated Debt Securities being offered for, among other things, the following terms thereof: (1) the title of the Subordinated Debt Securities of such series; (2) any limit on the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of the principal amount at which such Subordinated Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon acceleration of the maturity thereof, or the method by which such portion shall be determined; (4) the date or dates, on which the principal of such Subordinated Debt Securities will be payable; (5) the rights, if any, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, and the duration of such extensions; (6) the subordination terms of the Subordinated Debt Securities of such series; (7) the rate or rates at which such Subordinated Debt Securities will bear interest, or the method by which such rate or rates shall be determined, and the date such interest shall accrue, or the method by which such date or dates shall be determined; (8) the dates on which such interest will be payable and the Regular Record Dates for any Interest Payment Dates and the basis on which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months; (9) the dates, if any, on which, and the price or prices at which, such Subordinated Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other terms and provisions of such sinking fund; (10) the date, if any, after which, and the price or prices at which, such Subordinated Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other terms and provisions of such optional redemption; (11) any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen of the Subordinated Indenture relating to defeasance and covenant defeasance; (12) whether and under what circumstances the Company will pay Additional Amounts, as contemplated by Section 1005 of the Subordinated Indenture, on such Subordinated Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term as contained in the Subordinated Indenture as originally executed) with respect to any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Subordinated Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (13) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Subordinated Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (14) if other than Dollars, the Currency in which payment of the principal of (and premium, if any, on) or interest, if any, on such Subordinated Debt Securities shall be payable or denominated; (15) whether the amount of payments of principal of (and premium, if any, on) or interest, if any, on such Subordinated Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined; and (16) any other terms of such Subordinated Debt Securities. For a description of the terms of any series of Subordinated Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth herein.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Subordinated Debt Securities will be issued in Dollars in fully registered form, without Coupons.

DENOMINATIONS

    Unless otherwise indicated in the Prospectus Supplement relating thereto, Subordinated Debt Securities that are Registered Securities will be issuable in denominations of $25 and integral multiples of $25 and Subordinated Debt Securities that are Bearer Securities will be issuable in denominations of $5,000.

SUBORDINATION

    The Subordinated Debt Securities will be subordinated to the prior payment in full of (i) the Senior Debt Securities and all other unsecured and unsubordinated indebtedness of the Company ranking PARI PASSU with the Senior Debt Securities and (ii) certain other indebtedness of the Company to the extent set forth in the Prospectus Supplement relating to such Subordinated Debt Securities.

EVENTS OF DEFAULT

    The Subordinated Indenture provides, with respect to any series of Subordinated Debt Securities outstanding thereunder, that any one or more of the following events that has occurred and is continuing shall constitute an Event of Default: (i) default in the payment of any interest upon any Subordinated Debt Security of that series, or of any Coupon appertaining thereto, when the same becomes due and payable and continues for 60 days; provided that, a valid extension of the interest payment period by the Company in accordance with the terms of any supplemental indenture shall not constitute a default in the payment of interest or such Coupon for this purpose; (ii) default in the payment of the principal of or any premium on any Subordinated Debt Security of that series when due, whether at maturity, upon redemption by declaration or otherwise; provided that a valid extension by the Company of the maturity of the Subordinated Debt Securities of such series in accordance with the terms of any supplemental indenture shall not constitute a default in the payment of principal or any premium for this purpose; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Subordinated Debt Securities of that series; (iv) default in the performance or breach of any covenant or agreement of the Company in the Subordinated Indenture with respect to any Subordinated Debt Security of that series (other than those referred to in (i), (ii) and (iii) above), and continuance thereof for 90 days after written notice to the Company from the Trustee or from the holders of at least 25% of the Outstanding Debt Securities of that series; (v) certain events in bankruptcy, insolvency or reorganization of the Company; (vi) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness in principal amount in excess of $15,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within 30 days after written notice to the Company from the Trustee or from the Holders of at least 25% of the Outstanding Debt Securities of that series; and (vii) any other Event of Default provided with respect to Subordinated Debt Securities of that series. The Company is required to file annually with the Trustee under the Subordinated Indenture an officer's certificate as to the Company's compliance with all conditions and covenants under such Indenture. The Subordinated Indenture provides that the Trustee thereunder may withhold notice to the Holders of Subordinated Debt Securities of any default, except in the case of a default in the payment of the principal of (or premium), if any, or interest on any Subordinated Debt Securities or the payment of any sinking fund installment with respect to such Subordinated Debt Securities if it considers it in the interests of the Holders of such Subordinated Debt Securities to do so.

                          DESCRIPTION OF CAPITAL STOCK

    Under the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), the Company is authorized to issue 400,000,000 shares of Common Stock, par value $1.00 per share, and 10,000,000 shares of preferred stock which is issuable in one or more series and of which 9,990,000 shares have a par value of $1.00 per share and 10,000 shares have no par value (collectively, the "Preferred Stock"). As of March 31, 1997, 159,032,025 shares of Common Stock (excluding treasury shares) were issued and outstanding and there were no shares of Preferred Stock issued and outstanding. In addition, as of March 31, 1997, the Company had 8,615,780 shares of Common Stock reserved for issuance under the Company's stock option plans, leaving 232,352,195 authorized shares of Common Stock (including 22,287 shares of Common Stock held in the Company's treasury) available for issuance. The number of authorized shares of Preferred Stock includes 500,000 authorized shares of Junior Participating Preferred Stock, Series B (the "Series B Preferred Stock") issuable pursuant to the rights agreement dated as of October 20, 1988 between the Company and First Chicago Trust Company of New York (formerly known as Morgan Shareholders Services Trust Company) (the "Rights Plan"), none of which were outstanding as of March 31, 1997, leaving 9,500,000 authorized shares of Preferred Stock available for issuance as of March 31, 1997. See "--Stock Purchase Rights."

COMMON STOCK

    The holders of the Common Stock have one vote for each share held. Subject to the prior rights of holders of any issued and outstanding Preferred Stock that may be issued in the future, holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation (whether voluntary or involuntary) or reduction in the Company's capital resulting in any distribution of assets to stockholders, the holders of the Common Stock are entitled to receive, pro rata according to the number of shares held by each, all of the assets of the Company remaining for distribution after payment to creditors and the holders of any issued and outstanding Preferred Stock of the full preferential amounts to which they are entitled.

    Holders of the Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issue of Common Stock or securities convertible into Common Stock. Shares of the Common Stock are not subject to redemption.

    The outstanding shares of Common Stock are listed on the New York Stock Exchange and the Chicago Stock Exchange. The transfer agent and registrar of the shares of Common Stock is First Chicago Trust Company of New York.

STOCK PURCHASE RIGHTS

    Each outstanding share of Common Stock includes one preferred stock purchase right (individually a "Right" and collectively the "Rights") provided under the Rights Plan. Each Right entitles the holder, until the earlier of October 31, 1998 or the redemption of the Rights, to buy one four-hundredth of a share of Series B Preferred Stock at a price of $25 per one four-hundredth of a share (as adjusted to reflect stock splits since the issuance of the Rights). The Series B Preferred Stock is nonredeemable and will have 100 votes per share. The Company has reserved 500,000 shares of Series B Preferred Stock for issuance upon exercise of such Rights. The Rights will be exercisable only if a person or group acquires 20% or more of voting power of the Company or announces a tender offer following which it would hold 30% or more of the Company's voting power.

    In the event that any person becomes the beneficial owner of 30% or more of the Company's voting power, the Rights (other than Rights held by the 30% stockholder) would become exercisable for that number of shares of the Common Stock having a market value of two times the exercise price of the Right. Furthermore, if, following the acquisition by a person or group of 20% or more of the Company's voting power, the Company were acquired in a merger or other business combination or 50% or more of its assets were sold, or in the event of certain types of self-dealing transactions by a 20% stockholder, each Right (other than Rights held by the 20% stockholder) would become exercisable for that number of shares of Common Stock (or securities of the surviving company in a business combination) having a market value of two times the exercise price of the Right.

    The Company may redeem the Rights at one cent per Right prior to the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Board of Directors may terminate the Company's right to redeem the Rights under certain circumstances at any time after a group or person acquires 20% or more of the Company's voting power.

    One Right will be issued in respect of each share of Common Stock issued before the earlier of October 31, 1998 or the redemption of the Rights. As of the date of this Prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with the shares of Common Stock. The Rights will expire on October 31, 1998 unless earlier redeemed.

PREFERRED STOCK

    Under the Restated Certificate of Incorporation, shares of Preferred Stock may be issued in the future in such series as may be designated by the Board of Directors. In creating any such series, the Board of Directors has the authority, without any further vote or action by the Company's stockholders, to fix the dividend rights and rates, voting and conversion rights, redemption provisions, liquidation preferences and other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

    The specific terms of a particular series of Preferred Stock offered hereby will be described in the Prospectus Supplement relating to such series of Preferred Stock, which may include the following:

        (i) The maximum number of shares to constitute the series and the distinctive designations thereof;

        (ii) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, whether the dividends will be cumulative, and the dividend preference, if any, applicable to the shares of the series;

       (iii) Whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which the shares of the series may be redeemed and any accumulated dividends thereon that the holders of the shares of the series shall be entitled to receive upon redemption thereof;

        (iv) The liquidation preference, if any, applicable to shares of the series;

        (v) Whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

        (vi) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Company, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

       (vii) The voting rights, if any, of the shares of the series; and

      (viii) Any other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

    Although the Company is not required to seek stockholder approval prior to designating any future series of Preferred Stock, the Board of Directors has a policy of seeking stockholder approval prior to designating any future series of Preferred Stock with a vote or convertible into stock having a vote in excess of 13% of the vote represented by all voting stock immediately subsequent to such issuance, except for the purpose of (i) raising capital in the ordinary course of business or (ii) making acquisitions, the primary purpose of which is not to effect a change of voting power.

    The only series of Preferred Stock currently authorized by the Board of Directors for issuance is the Series B Preferred Stock issuable under the Rights Plan. See "--Stock Purchase Rights."

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

    As discussed above, the Company has adopted a Rights Plan which has the effect of providing stockholders with rights to purchase shares of Common Stock (or securities of an acquiring company) at half of the market price under certain circumstances involving a potential change in control of the Company that has not been approved by the Board of Directors. In addition, the Delaware General Corporate Law provides, among other things, that any beneficial owner of more than 15% of the Company's voting stock is prohibited, without the prior approval of the Board of Directors, from entering into any business combination with a company for three years from the date such 15% ownership interest is acquired. Additionally, the "fair price provisions" of the Restated Certificate of Incorporation require that certain proposed business combinations between the Company and an "interested party" (a beneficial owner of 5% or more of the voting shares of the Company) must be approved by the holders of 75% of the voting shares, unless certain fair price and procedural requirements are met or the business combination is approved by the directors of the Company who are not affiliated with the interested party. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend the fair price provisions of the Restated Certificate of Incorporation.

    The Restated Certificate of Incorporation and the Company's by-laws (the "By-Laws") contain certain other provisions which may be viewed as having an anti-takeover effect. The Restated Certificate of Incorporation classifies the Board of Directors into three classes and provides that vacancies on the Board of Directors are to be filled by a majority vote of directors and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend these provisions. Under the Delaware General Corporation Law, directors of the Company may only be removed for cause. The Restated Certificate of Incorporation and the By-Laws also contain provisions that may reduce surprise and disruptive tactics at stockholders' meetings. The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual meeting or special meeting, and does not permit stockholders to directly call a special meeting of stockholders. A stockholder must give written notice to the Company of an intention to nominate a director for election at an annual meeting 90 days prior to the anniversary date of the immediately preceding annual meeting. Each of these provisions tends to make a change of control of the Board of Directors more difficult and time consuming.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; (iii) through agents; or (iv) through any combination of the above. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering, the purchase price of the Securities and the proceeds to the Company from such sale, any underwriters, dealers or agents, any fees, underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are involved in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of the Securities to be named in the Prospectus Supplement relating to such offering or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any are purchased.

    If dealers are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in, the Prospectus Supplement relating thereto.

    The Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

    Other than the Common Stock, which will be approved for listing upon notice of issuance on the New York Stock Exchange and the Chicago Stock Exchange, the Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Securities.

                                 LEGAL OPINION

    The validity of the Securities offered hereby will be passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois, and for any underwriters or agents as specified in the Prospectus Supplement. The opinions with respect to the Securities may be conditioned upon, and subject to certain assumptions regarding, future action to be taken by the Company and the applicable Trustee in connection with the issuance and sale of particular Securities, the specific terms of the Securities and other matters that may affect the validity of the Securities but that cannot be ascertained on the date of such opinions.

                                    EXPERTS

    The consolidated financial statements and schedule of the Company incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

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    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                           --------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
                  PROSPECTUS SUPPLEMENT
Risk Factors...................................        S-3
Description of Notes...........................        S-5
Special Provisions Relating to Remarketed
  Notes........................................       S-22
Special Provisions Relating to Foreign Currency
  Notes........................................       S-32
Certain United States Federal Income Tax
  Considerations...............................       S-34
Plan of Distribution...........................       S-43
Legal Opinions.................................       S-44

                        PROSPECTUS

Available Information..........................          2
Incorporation of Certain Documents By
  Reference....................................          2
The Company....................................          3
Use of Proceeds................................          3
Ratio of Earnings to Fixed Charges.............          3
Description of Debt Securities.................          4
Particular Terms of the Senior Debt
  Securities...................................         12
Particular Terms of the Subordinated Debt
  Securities...................................         17
Description of Capital Stock...................         19
Plan of Distribution...........................         22
Legal Opinion..................................         23
Experts........................................         23

                                  $500,000,000

                                   NEWELL CO.

                          MEDIUM-TERM NOTES, SERIES A,
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE

                        --------------------------------

                             PROSPECTUS SUPPLEMENT
                          ----------------------------

                              MERRILL LYNCH & CO.

                             CHASE SECURITIES INC.

                                 FIRST CHICAGO
                             CAPITAL MARKETS, INC.

                           MORGAN STANLEY DEAN WITTER

                                  JUNE 9, 1997

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